EXHIBIT 23(A)

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-101712) dated December 6, 2002, pertaining to the reoffer of shares previously issued pursuant to the 1st Source Corporation 1982 Restricted Stock Award Plan, the Registration Statement (Form S-8 No. 333-101711) dated December 6, 2002, pertaining to the 1st Source Corporation 1982 Restricted Stock Award Plan, the Registration Statement (Form S-8 No. 333-101710) dated December 6, 2002, pertaining to the 1st Source Corporation 1982 Executive Incentive Plan, the Registration Statement (Form S-8 No. 333-101709) dated December 6, 2002, pertaining to the reoffer of shares previously issued pursuant to the 1st Source Corporation 1982 Executive Incentive Plan, the Registration Statement (Form S-8 No. 333-64314) dated July 2, 2001, pertaining to 1st Source Corporation Employees' Profit Sharing Plan and Trust, the Registration Statement (Form S-8 No. 333-64306) dated July 2, 2001, pertaining to Trustcorp Mortgage Company Employee Retirement Savings Plan, the Registration Statement (Form S-8 No. 333-64304) dated July 2, 2001, pertaining to 1st Source Corporation 2001 Stock Option Plan, the Registration Statement (Form S-8 No. 333-26243) dated April 30, 1997, pertaining to 1st Source Corporation 1997 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-81852) dated July 22, 1994, pertaining to 1st Source Corporation 1992 Stock Option Plan, and the Registration Statement (Form S-8 No. 33-8840) dated September 16, 1986, pertaining to 1st Source Corporation Employees' Profit Sharing Plan and Trust, of our report dated February 10, 2003, with respect to the consolidated financial statements of 1st Source Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2002.


                                                          /s/  Ernst & Young LLP

Columbus, Ohio
February 26, 2003